Exhibit 99.1

ARGAN, INC.

RESULTS OF VOTING

2013 ANNUAL MEETING OF THE STOCKHOLDERS OF ARGAN, INC.

(1) The election of eight (8) directors to the Board of Directors of Argan, Inc., each to serve until the 2014 Annual Meeting of Stockholders and until his/her successor has been elected and qualified or until his/her earlier resignation, death or removal.

The results of the voting were as follows:

NAME OF DIRECTOR	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Rainer H. Bosselmann	11,626,724	103,478	1,105,950
Henry A. Crumpton	9,084,820	2,645,382	1,105,950
Cynthia A. Flanders	11,595,031	135,171	1,105,950
William F. Griffin, Jr.	11,607,812	122,390	1,105,950
William F. Leimkuhler	11,614,240	115,962	1,105,950
W.G. Champion Mitchell	10,446,296	1,283,906	1,105,950
James W. Quinn	11,594,913	135,289	1,105,950
Brian R. Sherras	11,599,678	130,524	1,105,950

(2) The approval of the amendment of the Argan, Inc. 2011 Stock Plan (the “Stock Plan”) in order to increase the total number of shares of common stock reserved for issuance under the Stock Plan from 500,000 to 1,250,000 shares.

The results of the voting were as follows:

VOTES FOR	11,377,324
VOTES AGAINST	340,291
ABSTAINED	12,587
BROKER NON-VOTES	1,105,950

(3) The ratification of the appointment of Grant Thornton LLP as independent registered public accountants for Argan, Inc. for the fiscal year ending January 31, 2014.

The results of the voting were as follows:

VOTES FOR	12,746,711
VOTES AGAINST	53,270
ABSTAINED	36,171

(4) The non-binding advisory approval of the executive compensation of Argan, Inc. (the “say-on-pay” vote).

The results of the voting were as follows:

VOTES FOR	11,443,683
VOTES AGAINST	280,010
ABSTAINED	6,509
BROKER NON-VOTES	1,105,950

(5) The non-binding advisory approval of the frequency of a stockholder vote on executive compensation (the “say-on-frequency” vote).

The results of the voting were as follows:

ONE YEAR	7,285,623
TWO YEARS	2,928
THREE YEARS	4,437,105
ABSTAINED	4,546
BROKER NON-VOTES	1,105,950